EXHIBIT G

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: October 7, 2010

Crestwood Gas Services Holdings LLC

By:	Crestwood Holdings LLC, its member

By:	/s/ Robert G. Phillips
Name: Robert G. Phillips
Title: President

Crestwood Holdings LLC

By:	/s/ Robert G. Phillips
Name: Robert G. Phillips
Title: President

Crestwood Holdings II LLC

By:	/s/ Robert G. Phillips
Name: Robert G. Phillips
Title: President

Crestwood Holdings Partners, LLC

By:	/s/ Robert G. Phillips
Name: Robert G. Phillips
Title: President

FR XI CMP Holdings LLC

By:	First Reserve GP XI, L.P., its member

By:	First Reserve GP XI, Inc., its general partner

By:	/s/ Michael France
Name: Michael France
Title: Vice President

FR Midstream Holdings LLC

By:	First Reserve GP XI, L.P., its managing member

By:	First Reserve GP XI, Inc., its general partner

By:	/s/ Michael France
Name: Michael France
Title: Vice President

First Reserve GP XI, L.P.

By:	First Reserve GP XI, Inc., its general partner

By:	/s/ Michael France
Name: Michael France
Title: Vice President

First Reserve GP XI, Inc.

By:	/s/ Michael France
Name: Michael France
Title: Vice President

William E. Macaulay

/s/ William E. Macaulay